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                                                              EXHIBIT 10.46(a)

               FIRST AMENDMENT TO PURCHASING SERVICES AGREEMENT

         This FIRST AMENDMENT TO PURCHASING SERVICES AGREEMENT
("Amendment") is made and entered into this day 31st of January, 1997, by and between Compleat Resource Group, Inc. ("CRG"), a Delaware corporation having an office at One Insignia Financial Plaza, Greenville, SC 29601, and HFS Incorporated ("HFS"), a Delaware corporation having an office at 6 Sylvan Way, Parsippany, NJ 07054.

                                  WITNESSETH:

         WHEREAS, CRG and HFS entered into that certain Purchasing Services Agreement dated as of the 30th day of November 1995 (the "Agreement"), and

         WHEREAS, CRG and HFS desire to amend the Agreement in certain respects as hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged hereby, the parties agree as follows:

         Section 1. Definitions. All capitalized terms used herein which are not otherwise defined shall have the respective meanings attributed to them in the Agreement.

         Section 2. Preferred Vendors. Notwithstanding anything to the contrary contained the Agreement, HFS hereby assigns to CRG, effective as of the date hereof, all of HFS' right, title and interest (including its rights to receive any compensation therefor) in and to the Preferred Vendor Agreements listed on Exhibit A which is attached hereto and made a part hereof. CRG agrees to notify the Preferred Vendors listed on Exhibit A of the assignment by HFS to CRG of its right, title and interest in such Preferred Vendor Agreements, and HFS shall, simultaneously with the execution and delivery hereof, sign and deliver to CRG a letter containing the language set forth in Exhibit B which is attached hereto and made a part hereo(pound) HFS agrees to take all actions as it may be reasonably requested to take from time to time provided no such action shall require the expenditure of money, in order to effectuate such assignment and notice. With respect to any such Preferred Vendor Agreement which requires consent of the Vendor thereunder to any assignment, CRG shall be responsible for obtaining such consent and CRG and HFS agree that no such assignment is intended to be effective unless and until such consent is obtained. However, and notwithstanding the foregoing assignment, the Preferred Vendor Agreements described on Exhibit "A" shall, from and after the date hereof, constitute "CRG Selected Agreements (as hereinafter defined) for purposes of Section 4(c) hereunder, and the parties shall divide any "Gross Revenues" generated by any of the Preferred Vendor Agreements described on Exhibit "A" for any period ending prior to the date hereof in accordance with and as defined in Section 6 of the Agreement.

         Section 3. Modification or Termination of Specific Provisions. HFS and CRG agree that


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all obligations of either party under Sections 1, 3, 4, 5, 6, 7, 8 and 10 of the Agreement (collectively the "Terminated Obligations") shall (except for the limited continuing retrospective effect of Section 6 of the Agreement in accordance with Section 2 hereof) be deemed terminated as of the date hereof, and both parties agree and acknowledge that there are presently no unperformed obligations or unsatisfied liabilities due to either parry as of the date hereof with respect to the Terminated Obligations; provided, however, that the parties do not intend hereby to terminate the Agreement; and provided, further, that, inasmuch as the parties (without being obligated to do so) intend to continue to communicate with each other concerning a variety of matters of potential mutual interest, including without limitation matters previously comprehended by the Terminated Obligations, no such communications shall constitute a modification or waiver of the terms hereof, or a reinstatement of the Terminated Obligations, except to the extent set forth in a written agreement duly executed and delivered by authorized representatives of HFS and CRG.

         Section 4. Additional Agreements. The parties have also made the following additional agreements with respect to their continuing relationship pursuant to the Agreement:

         (a) HFS shall use reasonable efforts to provide to CRG (and, at CRG's request, to customers of CRG including, without limitation, members of any tenants association associated with, or which has otherwise engaged the services of, CRG, such customers and members being hereinafter collectively referred to as "CRG Customers") access to any HFS Preferred Agreement as to which CRG may request access in order to purchase, or resell to CRG Customers, or arrange for the sale by such vendor to CRG Customers of, goods or services under or pursuant thereto (a "CRG Selected Agreement"); in furtherance thereof, HFS and CRG shall meet on a periodic basis, as agreed by the parties from time to time, to exchange information concerning such HFS Preferred Agreements from time to time in effect and the needs, and other matters regarding the business prospects, of CRG;

         (b) During the term of this Agreement, HFS shall not enter into any agreement to provide any vendor products or services which are the subject of a CRG Selected Agreement (as to which the vendor thereunder, CRG and HFS shall have entered into an agreement providing, inter alia, for purchases thereunder by CRG or CRG Customers) to any CRG Competitor;

         (c) As to any CRG Selected Agreement under which CRG shall agree to purchase or resell (directly or on behalf of CRG Customers) goods or services, or with respect to which such purchases are made available to CRG or CRG Customers, HFS shall receive, as compensation the therefor, fifty percent (50%) of the Gross Revenues received by CRG from the sale of such products or services (such percentage to be applied to Gross Revenues net of any amounts required to be paid by CRG to property owners or management companies pursuant to written agreements with respect to the sale of the relevant product(s) or service(s)), and otherwise as may be agreed by the parties in connection with particular CRG Selected Agreement;

         (d) HFS shall have no obligation under the Agreement, as amended hereby, to seek out or create a relationship with any provider of goods or services for or on behalf of CRG or any of the CRG Customers; and



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         (e) HFS shall not be entitled to any compensation with respect to any relationship between CRG and any provider of products or services (including without limitation with respect to any revenue generated by CRG as a result of such relationship), irrespective of whether there is any relationship between HFS and such provider, except in the event, and then only to the extent, that CRG and HFS expressly provide for compensation to HFS in connection with the provision of goods or services by any such provider pursuant to a separate, subsequent written agreement executed by CRG and HFS.

         Section 5. No Prior Amendment. The parties acknowledge and agree that a form of proposed "First Amendment to Purchasing Services Agreement," discussed and negotiated in or about September, 1996 (the "Proposed Amendment"), was executed but not delivered, nor has any subsequent action by either patty constituted ratification or adoption of the Proposed Amendment, and the Proposed Amendment is null and void, and of no force or effect.

         Section 6. Further Assurances. The parties shall hereafter take such actions, including without limitation the scheduling of conference calls and meetings, and the creation of additional documents and agreements, as may be reasonably necessary in order to carry out the agreements made herein.

         Section 7. Continued Effect of Agreement. As amended herein, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the date first above written.


HFS INCORPORATED                                COMPLEAT RESOURCE GROUP, INC.

By: /s/John Chidsey                    By: /s/ John K. Lines
    -------------------------              -------------------------
Name:  John Chidsey                    Name:  John K. Lines
Title:  Senior Vice President          Title:  Vice President
        Preferred Alliance


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                                   EXHIBIT A
                     Assigned Preferred Vendors Agreements

1.       Preferred Vendor Agreement among Secure Safes, Inc.; HFS
         Incorporated; Compleat Resource Group, Inc.; and Residents Direct Access Association, Inc. dated August 1996.

2. Preferred Vendor Agreement among Macke Services-Texas, Inc.; HFS Incorporated; Compleat Resource Group, Inc.; and Residents Direct Access Association, Inc. dated August 1996.

3. Preferred Vendor Agreement among Alamo Rent-A-Car, Inc.; HFS Incorporated; Compleat Resource Group, Inc., and Residents Direct Access Association, Inc. dated May 1996.

4. Preferred Vendor Agreement among Pre-Paid Legal Services, Inc.; HFS Incorporated; Compleat Resource Group, Inc; and Residents Direct Access Association, Inc. dated July 1996.




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                                   EXHIBIT B
                               [HFS Letterhead]
January      , 1997

To Whom it May Concern:

         This letter (or a photocopy hereof) will confirm that HFS has, on or prior to the date hereof, assigned to Compleat Resource Group, Inc. all right, title and interest of HFS in and to the Assigned Preferred Vendors Agreements described in Exhibit A hereto.

                                   Very truly yours,
                                   HFS, INCORPORATED



                                   By:
                                       --------------------------------------
                                            Its Authorized Representative